Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 3, 2018.

Notice is hereby given that the 2018 Annual Meeting of Stockholders of GCP Applied Technologies Inc. will be held at
AC Hotel Cambridge, 10 Acorn Park Drive, Cambridge, MA 02140 on Thursday, May 3, 2018 at 9:00 a.m. (ET). You
can obtain directions to the Annual Meeting by contacting investor relations at investors@gcpat.com.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxydocs.com/gcp
If you want to receive a paper copy or an e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 21, 2018 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.
The Board of Directors recommends that you vote FOR Proposals 1, 2, 3(a), 3(b), 3(c), and 4:
1. The election of three Class II directors for a term expiring in 2019;
2. The ratification of PricewaterhouseCoopers LLP as GCP’s independent registered public accounting firm for 2018;
3. Approval of amendments to GCP’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions related to:
a)Removal of directors;
b)Future amendments to our By-Laws; and
c)Future amendments to certain sections of our Certificate of Incorporation
4. An advisory, non-binding vote to approve the compensation of GCP's named executive officers, as described in the Proxy Statement; and
5. Any other business properly brought before the Annual Meeting or any postponement or adjournment thereof.

THIS IS NOT A FORM FOR VOTING
You may immediately vote your proxy on the Internet at:

www.proxypush.com/gcp
•Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on May 2, 2018.
•Please have this Notice and the last four digits of your Social Security Number or Tax
Identification Number available. Follow the instructions to vote your proxy.
Scan code to the right for mobile voting.
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:
: Internet/Mobile - Access the Internet and go to www.investorelections.com/gcp . Follow the instructions to log in, and order copies.
( Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and     follow the instructions to log in and order copies.
* Email - Send us an email at paper@investorelections.com with “GCP Materials Request” in the subject line.
The email must include:

•	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.